Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the use in this Amendment No. 2 to the Registration Statement on Form S-4 (No. 333-254260) of Bespoke Capital Acquisition Corp. of our report dated March 12, 2021 relating to the financial statements of Bespoke Capital Acquisition Corp. appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to our firm under the heading “Experts” in such Prospectus.

/s/ RSM US LLP

New York, NY

April 27, 2021